UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2022

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road, 7th Floor, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(617) 551-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDUS	The NASDAQ Global Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2022, Radius Health, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Mike Conley, age 60, as the Company’s Vice President, Chief Financial Officer and Treasurer, effective as of March 15, 2022.

Prior to his appointment with the Company, Mr. Conley served as Vice President of Finance at Kaleido Biosciences, Inc., a clinical stage company focused on novel microbiome metabolic therapies, from January 2020 to March 2022. From August 2012 through January 2020, Mr. Conley served as the Vice President, Corporate Controller and Treasurer, and Director of Financial Planning and Analysis at Valeritas, Inc., a medical device manufacturer and developer of drug delivery solutions for patients with diabetes. Previously, Mr. Conley was the Global Finance Director of the radiation instrumentation business at Thermo Fisher Scientific from June 2007 to August 2012.

In connection with his appointment and pursuant to his offer letter, Mr. Conley is entitled to an initial annual base salary $350,000. Mr. Conley will also be eligible to participate in the Company’s employee benefit programs and plans.

In addition, the Board approved a grant to Mr. Conley of 50,000 restricted stock units (“RSUs”) pursuant to the Company’s 2018 Stock Option and Incentive Plan (the “2018 Plan”). The RSUs shall vest in substantially equal annual installments on the first three anniversaries of the grant date, and shall be governed by a Restricted Stock Unit Agreement, the form of which is filed as Exhibit 10.3(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 24, 2022.

Mr. Conley has been designated as the Company’s principal financial officer and principal accounting officer, succeeding Steven Helwig. Effective March 15, 2022, Mr. Helwig transitioned from his role as the Company’s interim Principal Financial Officer, interim Principal Accounting Officer and interim Treasurer to the Company’s business development group.

Item 7.01Regulation FD Disclosure

The foregoing description of the Offer Letter is only a summary and qualified in its entirety by reference to the full text of the agreements, a copy of which has been filed hereto as Exhibit 10.1 and is incorporated herein by reference.

On March 16, 2022, the Company issued a press release announcing the appointment of Mr. Conley as the Company’s Vice President, Chief Financial Officer and Treasurer and of Mr. Helwig’s transition from his role as the Company’s interim Principal Financial Officer, interim Principal Accounting Officer and interim Treasurer to the Company’s business development group.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information (including Exhibits 10.1 and 99.1) being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit

   No.                    Description

10.1         Offer Letter between the Company and Mark Conley

99.1         Radius Health, Inc. Press Release dated March 16, 2022

104         Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: March 16, 2022	By:	/s/ G. Kelly Martin
	Name:	G. Kelly Martin
	Title:	Chief Executive Officer

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